EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS FIRST QUARTER NET INCOME OF $20.0 MILLION

CHICAGO, April 29, 2014 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2014 first quarter net income of $20.0 million.

Key items include:

Net Interest Margin Increased:

•	Fully taxable equivalent net interest margin was 3.64% for the first quarter of 2014 compared to 3.50% for the prior quarter and 3.59% for the first quarter of 2013.

•
The increase from the fourth quarter of 2013 was due to lower cash balances held during the first quarter of 2014 (approximately ten basis points of net interest margin improvement) as well as higher yields on taxable investment securities (approximately five basis points of net interest margin improvement).

•	The increase from the first quarter of 2013 was due to a lower cost of funds and improved taxable investment securities yields, partially offset by lower loan yields.

Fee Income Declined and Non-interest Expense Improved from the Prior Quarter:

•	Capital markets and international banking fees, treasury management fees and trust and asset management fees all increased from the prior quarter.

•	Leasing revenues declined due to lower equipment remarketing gains and lower fees from the sale of third-party equipment maintenance contracts.

•
Core non-interest expense improved from the prior quarter due to lower salaries and employee benefits expense, lower computer services expense, lower professional and legal expense and a reduction in expenses related to the clawback liability under loss sharing agreements with the FDIC.

Credit Quality Metrics:

•	Our provision for credit losses remained low at approximately $1.2 million for the quarter, but increased from a negative provision of $3.0 million in the prior quarter.

•
Non-performing loans increased during the quarter compared to the first and fourth quarters of 2013 due to a $22.7 million relationship being placed on non-accrual status during the first quarter of 2014.

•	Potential problem loan balances improved from year end and a year ago by $10.8 million and $46.7 million, respectively.

•	Other real estate owned balances improved from year end and a year ago by $2.4 million and $10.5 million, respectively.

•
Included in other operating expenses was a $2.0 million write-off of an investment in low-income housing funds that invested in real estate projects. We view this write-off as a credit cost due to the nature of the investment. See below for additional details.

Balance Sheet Activity - Average Loans and Average Deposits Increased, Low Cost Deposit Flows Strong:

•
Average loans, excluding covered loans, increased approximately $71 million (+1.3%) from the fourth quarter and approximately $142 million (+2.7%) from the first quarter one year ago. Loans, excluding covered loans, at the end of the quarter increased $88 million (+1.7%) from a year ago but decreased $82 million (-1.5%) from year end.

•
Average low cost deposit flows were strong, increasing approximately $76 million (+1.3%) during the first quarter. Low cost deposits at the end of the first quarter increased $161 million (+2.7%) from year end. We typically see low cost deposit outflows during the first quarter. Stable low cost deposits decrease our reliance on wholesale funding sources and allow us to maintain a lower cost of funds.

•
We continue to maintain robust capital and liquidity ratios and are positioned well for completion of our pending merger with Taylor Capital Group, Inc. Cash and interest bearing deposits at our holding company totaled approximately $140 million as of March 31, 2014.

Taylor Capital Group, Inc. Pending Merger Update:

The stockholders of both MB Financial and Taylor Capital approved the merger agreement in the first quarter of 2014. The completion of the merger remains subject to regulatory approvals and the satisfaction of customary closing conditions.

As disclosed in Taylor Capital’s Annual Report on Form 10-K for the year ended December 31, 2013, Taylor Capital has been notified by its regulators that its Cole Taylor Bank subsidiary may be cited with a violation of Section 5 of the Federal Trade Commission Act.  The potential violation relates to the account opening process associated with a former deposit program relationship with an organization that provides electronic financial disbursements and payment services to the higher education industry.  Cole Taylor Bank exited the relationship in August 2013. As part of the regulatory approval process for the merger, an evaluation of this situation is being conducted by Taylor Capital’s regulators. That evaluation is ongoing and the closing of the pending merger could be delayed beyond June 30, 2014.

RESULTS OF OPERATIONS

First Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis decreased $1.0 million from the fourth quarter of 2013 due to two fewer days in the quarter. Our net interest margin on a fully tax equivalent basis for the first quarter of 2014 increased 14 basis points compared to the fourth quarter of 2013 primarily due to lower cash balances held during the first quarter of 2014 (approximately ten basis points of net interest margin improvement). Also positively impacting net interest margin were higher yields on taxable investment securities (approximately five basis points of net interest margin improvement). With the exception of covered loans, which declined by 133 basis points, loan yields were consistent with the prior quarter.

Net interest income on a fully tax equivalent basis decreased slightly from the first quarter of 2013. Our net interest margin on a fully tax equivalent basis for the first quarter of 2014 increased five basis points compared to the first quarter of 2013 due to a lower cost of funds and improved taxable investment securities yields, partially offset by lower loan yields.

See the supplemental net interest margin tables for further detail.

Non-interest Income (in thousands):

	1Q14	4Q13	3Q13	2Q13	1Q13
Core non-interest income:
Key fee initiatives:
Capital markets and international banking service fees	$978	$841	$972	$939	$808
Commercial deposit and treasury management fees	7,144	6,545	6,327	6,029	5,966
Lease financing, net	13,196	15,808	14,070	15,102	16,263
Trust and asset management fees	5,207	4,975	4,799	4,874	4,494
Card fees	2,701	2,838	2,745	2,735	2,695
Total key fee initiatives	29,226	31,007	28,913	29,679	30,226

Loan service fees	965	1,214	1,427	1,911	1,011
Consumer and other deposit service fees	2,935	3,481	3,648	3,593	3,246
Brokerage fees	1,325	1,227	1,289	1,234	1,157
Increase in cash surrender value of life insurance	827	848	851	842	844
Accretion of FDIC indemnification asset	31	35	64	100	143
Net gain on sale of loans	59	342	177	506	639
Other operating income	768	641	878	1,039	955
Total core non-interest income	36,136	38,795	37,247	38,904	38,221
Non-core non-interest income: (1)
Net gain (loss) on investment securities	317	(15)	1	14	(1)
Net gain (loss) on sale of other assets	7	(323)	—	—	—
Increase in market value of assets held in trust for deferred compensation (A)	152	588	459	21	483
Total non-core non-interest income	476	250	460	35	482

Total non-interest income	$36,612	$39,045	$37,707	$38,939	$38,703

(1)	Letter denotes the corresponding line item where this non-core non-interest income item resides in the consolidated statements of income as follows: A – Other operating income.

Core non-interest income for the first quarter of 2014 decreased approximately 6.9% from the fourth quarter of 2013.

•	Leasing revenues declined due to lower equipment remarketing gains and lower fees from the sale of third-party equipment maintenance contracts.

•	Commercial deposit and treasury management fees increased during the first quarter due to robust new customer activity.

•
Trust and asset management fees increased due to the growth in investment management fees as a result of new customers added and the impact of higher equity values on assets under management and related fee revenue.

Core non-interest income for the first quarter of 2014 decreased approximately 5.5% from the first quarter of 2013.

•	Leasing revenues declined due to lower equipment remarketing gains and lower fees from the sale of third-party equipment maintenance contracts.

•	Commercial deposit and treasury management fees increased in the first quarter due to robust new customer activity.

•
Trust and asset management fees increased due to the growth in investment management fees as a result of new customers added and the impact of higher equity values on assets under management and related fee revenue.

Non-interest Expense (in thousands):

	1Q14	4Q13	3Q13	2Q13	1Q13
Core non-interest expense:
Salaries and employee benefits	$44,121	$44,929	$44,459	$43,888	$43,031
Occupancy and equipment expense	9,592	9,269	8,797	9,408	9,404
Computer services and telecommunication expense	5,071	5,509	4,870	4,617	3,887
Advertising and marketing expense	1,991	2,081	1,917	2,167	2,103
Professional and legal expense	1,369	2,340	1,408	1,353	1,295
Other intangible amortization expense	1,240	1,489	1,513	1,538	1,544
Other real estate expense, net	396	175	240	193	139
Other operating expenses	9,220	10,171	10,052	9,083	9,213
Total core non-interest expense	73,000	75,963	73,256	72,247	70,616
Non-core non-interest expense: (1)
Merger related expenses (A)	680	724	1,759	—	—
Net loss (gain) recognized on other real estate owned (B)	122	(831)	754	(2,130)	319
Net loss recognized on other real estate owned related to FDIC transactions (B)	65	197	37	115	11
Loss on low-income housing investment (C)	2,028	—	—	—	—
Increase in market value of assets held in trust for deferred compensation (D)	152	588	459	21	483
Total non-core non-interest expense	3,047	678	3,009	(1,994)	813

Total non-interest expense	$76,047	$76,641	$76,265	$70,253	$71,429

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows:  A – Salaries and employee benefits, computer services and telecommunication expense, advertising and marketing expense, professional and legal expense and other operating expenses, B – Net (gain) loss recognized on other real estate owned, C – Other operating expenses, D – Salaries and employee benefits.

Core non-interest expense decreased by $3.0 million, or 3.9%, from the fourth quarter of 2013 to the first quarter of 2014.

•	Professional and legal expense decreased due to lower consulting and legal costs.

•	Other operating expense decreased as a result of a decrease in the clawback liability related to our loss share agreements with the FDIC.

•	Salaries and employee benefits decreased primarily due to a decrease in leasing commissions as a result of lower leasing revenues.

Core non-interest expense increased by $2.4 million, or 3.4%, from the first quarter of 2013 to the first quarter of 2014.

•
Computer services and telecommunication expenses increased due primarily to an increase in spending on IT security, data warehouse, investments in our key fee initiatives, as well as higher transaction volumes in leasing, treasury management and card areas.

•	Salaries and employee benefits increased due to annual salary increases, long-term incentive expense, taxes and temporary staffing needs.

Non-core non-interest expense for the first quarter of 2014 increased from the preceding quarter primarily due to a write-off of an investment in low-income housing funds that invested in real estate projects. This investment was made in 2006 as a community development initiative. The extended slow real estate recovery in some low income areas of Chicago negatively impacted this investment.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	1Q14		4Q13		3Q13		2Q13		1Q13
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,232,562	22%	$1,167,924	21%	$1,166,887	21%	$1,206,740	21%	$1,205,903	21%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,479,998	26	1,468,257	26	1,429,169	26	1,340,854	25	1,300,818	23
Commercial real estate	1,631,041	29	1,629,270	29	1,652,339	30	1,716,170	30	1,730,051	31
Construction real estate	140,920	3	141,041	3	128,115	2	133,705	2	113,573	2
Total commercial related credits	4,484,521	80	4,406,492	79	4,376,510	79	4,397,469	78	4,350,345	77
Other loans:
Residential real estate	311,466	5	315,303	5	307,555	5	306,978	5	312,748	6
Indirect vehicle	263,510	5	260,918	5	250,003	5	231,577	5	212,153	4
Home equity	263,283	5	271,898	5	277,122	5	286,640	5	298,061	5
Consumer loans	62,616	1	60,054	1	61,950	1	70,603	1	70,364	1
Total other loans	900,875	16	908,173	16	896,630	16	895,798	16	893,326	16
Gross loans excluding covered loans	5,385,396	96	5,314,665	95	5,273,140	95	5,293,267	94	5,243,671	93
Covered loans (1)	221,481	4	258,094	5	281,896	5	335,148	6	424,688	7
Total loans	$5,606,877	100%	$5,572,759	100%	$5,555,036	100%	$5,628,415	100%	$5,668,359	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) as of the dates indicated (dollars in thousands):

	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,267,398	23%	$1,281,377	22%	$1,169,009	21%	$1,198,862	22%	$1,207,638	21%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,472,621	27	1,494,188	26	1,468,814	26	1,422,901	25	1,347,666	24
Commercial real estate	1,623,509	29	1,647,700	29	1,638,368	29	1,710,964	30	1,743,329	30
Construction real estate	132,997	2	141,253	3	136,146	2	121,420	2	101,581	2
Total commercial related credits	4,496,525	81	4,564,518	80	4,412,337	78	4,454,147	79	4,400,214	77
Other loans:
Residential real estate	309,137	5	314,440	5	311,256	6	305,710	5	312,804	5
Indirect vehicle	266,044	5	262,632	5	257,740	5	242,964	5	220,739	4
Home equity	258,120	5	268,289	5	274,484	5	281,334	5	291,190	5
Consumer loans	64,812	1	66,952	1	57,418	1	75,476	1	81,932	2
Total other loans	898,113	16	912,313	16	900,898	17	905,484	16	906,665	16
Gross loans excluding covered loans	5,394,638	97	5,476,831	96	5,313,235	95	5,359,631	95	5,306,879	93
Covered loans (1)	173,677	3	235,720	4	273,497	5	308,556	5	400,789	7
Total loans	$5,568,315	100%	$5,712,551	100%	$5,586,732	100%	$5,668,187	100%	$5,707,668	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

ASSET QUALITY

The following table presents a summary of classified assets (excluding loans held for sale, credit-impaired loans and other real estate owned that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Non-performing loans:
Non-accrual loans (1)	$118,023	$106,115	$102,042	$112,926	$108,765
Loans 90 days or more past due, still accruing interest	747	446	410	2,322	5,193
Total non-performing loans	118,770	106,561	102,452	115,248	113,958
Other real estate owned	20,928	23,289	31,356	32,993	31,462
Repossessed assets	772	840	861	749	757
Total non-performing assets	140,470	130,690	134,669	148,990	146,177
Potential problem loans (2)	68,785	79,589	96,405	131,746	115,451
Total classified assets	$209,255	$210,279	$231,074	$280,736	$261,628

Total allowance for loan losses	$106,752	$111,746	$118,031	$123,685	$121,802
Accruing restructured loans (3)	25,797	29,430	29,911	28,270	21,630
Total non-performing loans to total loans	2.13%	1.87%	1.83%	2.03%	2.00%
Total non-performing assets to total assets	1.49	1.36	1.45	1.59	1.56
Allowance for loan losses to non-performing loans	89.88	104.87	115.21	107.32	106.88

(1)
Includes $15.6 million, $25.0 million, $22.3 million, $20.9 million and $26.3 million of restructured loans on non-accrual status at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated. The increase in accruing restructured loans in the second quarter of 2013 was primarily a result of non-accrual loans upgraded to accrual status due to continued performance.

Non-performing loans increased during the quarter compared to the first and fourth quarters of 2013 due to a $22.7 million relationship being placed on non-accrual status during the first quarter of 2014. We believe the relationship is well collateralized and minimal additional allowance was required when the relationship migrated to non-performing status during the quarter.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Commercial and lease	$42,532	$22,348	$22,293	$25,968	$22,247
Commercial real estate	49,541	58,292	54,276	62,335	57,604
Construction real estate	782	475	496	519	1,025
Consumer related	25,915	25,446	25,387	26,426	33,082
Total non-performing loans	$118,770	$106,561	$102,452	$115,248	$113,958

The following table represents a summary of other real estate owned (excluding other real estate owned related to assets acquired in FDIC-assisted transactions) as of the dates indicated (in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Balance at the beginning of quarter	$23,289	$31,356	$32,993	$31,462	$36,977
Transfers in at fair value less estimated costs to sell	539	104	1,846	3,503	711
Capitalized other real estate owned costs	—	21	45	8	—
Fair value adjustments	(140)	(176)	(741)	1,170	(349)
Net gains (losses) on sales of other real estate owned	18	1,007	(13)	960	30
Cash received upon disposition	(2,778)	(9,023)	(2,774)	(4,110)	(5,907)
Balance at the end of quarter	$20,928	$23,289	$31,356	$32,993	$31,462

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

	1Q14	4Q13	3Q13	2Q13	1Q13
Allowance for credit losses, balance at the beginning of period	$113,462	$119,725	$125,497	$124,733	$128,279
Provision for credit losses	1,150	(3,000)	(3,304)	500	—
Charge-offs:
Commercial loans	90	676	1,686	433	911
Commercial loans collateralized by assignment of lease payments (lease loans)	—	—	—	—	—
Commercial real estate loans	7,156	2,386	1,236	1,978	1,917
Construction real estate	56	125	26	747	82
Residential real estate	265	722	713	399	962
Home equity	619	1,145	437	1,323	787
Indirect vehicle	920	981	572	629	729
Consumer loans	495	572	485	451	565
Total charge-offs	9,601	6,607	5,155	5,960	5,953
Recoveries:
Commercial loans	1,628	1,348	579	777	452
Commercial loans collateralized by assignment of lease payments (lease loans)	—	—	—	987	144
Commercial real estate loans	485	672	966	3,647	740
Construction real estate	99	789	420	131	276
Residential real estate	519	18	48	199	214
Home equity	133	152	228	100	114
Indirect vehicle	442	300	372	324	415
Consumer loans	78	65	74	59	52
Total recoveries	3,384	3,344	2,687	6,224	2,407
Total net charge-offs (recoveries)	6,217	3,263	2,468	(264)	3,546
Allowance for credit losses	108,395	113,462	119,725	125,497	124,733
Allowance for unfunded credit commitments	(1,643)	(1,716)	(1,694)	(1,812)	(2,931)
Allowance for loan losses	$106,752	$111,746	$118,031	$123,685	$121,802

Total loans, excluding loans held for sale	$5,568,315	$5,712,551	$5,586,732	$5,668,187	$5,707,668
Average loans, excluding loans held for sale	5,606,877	5,572,759	5,555,036	5,628,415	5,668,359
Ratio of allowance for loan losses to total loans, excluding loans held for sale	1.92%	1.96%	2.11%	2.18%	2.13%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.45	0.23	0.18	(0.02)	0.25

The following table presents the three elements of our allowance for loan losses (in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Commercial related loans:
General reserve	$75,695	$78,270	$87,112	$87,836	$92,433
Specific reserve	11,325	12,834	12,378	16,679	12,137
Consumer related reserve	19,732	20,642	18,541	19,170	17,232
Total allowance for loan losses	$106,752	$111,746	$118,031	$123,685	$121,802

Although management believes that adequate loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$51,836	$52,068	$52,527	$33,935	$40,949
States and political subdivisions	19,350	19,143	19,312	684,710	719,761
Mortgage-backed securities	726,439	754,174	744,722	701,201	842,605
Corporate bonds	273,853	283,070	263,021	215,256	197,675
Equity securities	10,572	10,457	10,541	10,570	11,179
Total fair value	$1,082,050	$1,118,912	$1,090,123	$1,645,672	$1,812,169

Amortized cost
Government sponsored agencies and enterprises	$50,291	$50,486	$50,678	$32,050	$38,478
States and political subdivisions	19,285	19,398	19,461	669,791	680,978
Mortgage-backed securities	717,548	747,306	736,070	690,681	827,384
Corporate bonds	272,490	284,083	265,293	219,362	197,162
Equity securities	10,703	10,649	10,574	10,560	10,820
Total amortized cost	$1,070,317	$1,111,922	$1,082,076	$1,622,444	$1,754,822

Unrealized gain
Government sponsored agencies and enterprises	$1,545	$1,582	$1,849	$1,885	$2,471
States and political subdivisions	65	(255)	(149)	14,919	38,783
Mortgage-backed securities	8,891	6,868	8,652	10,520	15,221
Corporate bonds	1,363	(1,013)	(2,272)	(4,106)	513
Equity securities	(131)	(192)	(33)	10	359
Total unrealized gain	$11,733	$6,990	$8,047	$23,228	$57,347

Securities held to maturity, at cost:
States and political subdivisions	$940,610	$932,955	$941,273	$282,655	$262,310
Mortgage-backed securities	248,082	249,578	252,271	253,779	255,475
Total amortized cost	$1,188,692	$1,182,533	$1,193,544	$536,434	$517,785

Securities of states and political subdivisions with an approximate fair value of $656.6 million were transferred from available for sale to held to maturity during the third quarter of 2013, which is the new cost basis.

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 95% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	1Q14		4Q13		3Q13		2Q13		1Q13
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,372,866	32%	$2,352,901	32%	$2,258,357	31%	$2,179,284	30%	$2,145,058	29%
Money market and NOW accounts	2,727,620	37	2,685,343	36	2,695,479	37	2,675,189	36	2,737,494	36
Savings accounts	862,197	12	848,734	12	844,647	11	840,154	11	822,214	11
Total low cost deposits	5,962,683	81	5,886,978	80	5,798,483	79	5,694,627	77	5,704,766	76
Certificates of deposit:
Certificates of deposit	1,210,189	16	1,250,049	17	1,309,539	17	1,406,693	19	1,512,600	20
Brokered deposit accounts	223,926	3	229,635	3	263,448	4	294,277	4	294,295	4
Total certificates of deposit	1,434,115	19	1,479,684	20	1,572,987	21	1,700,970	23	1,806,895	24
Total deposits	$7,396,798	100%	$7,366,662	100%	$7,371,470	100%	$7,395,597	100%	$7,511,661	100%

Average low cost deposits increased by $75.7 million (+1.3%) and $257.9 million (+4.5%) from the fourth and first quarters of 2013, respectively, to the first quarter of 2014, driven by growth in noninterest bearing deposits. Our deposit mix improved over the past twelve months as low cost deposits now comprise 81% of total deposits at March 31, 2014 compared to 76% at March 31, 2013.

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	3/31/2014		12/31/2013		9/30/2013		6/30/2013		3/31/2013
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,435,868	32%	$2,375,863	32%	$2,269,367	31%	$2,230,384	30%	$2,067,310	28%
Money market and NOW accounts	2,772,766	37	2,682,419	36	2,680,127	37	2,718,989	37	2,778,916	37
Savings accounts	865,910	12	855,394	12	843,671	12	845,742	11	833,251	11
Total low cost deposits	6,074,544	81	5,913,676	80	5,793,165	80	5,795,115	78	5,679,477	76
Certificates of deposit:
Certificates of deposit	1,188,896	16	1,243,433	17	1,266,989	17	1,357,777	18	1,478,039	20
Brokered deposit accounts	222,307	3	224,150	3	238,532	3	292,504	4	294,390	4
Total certificates of deposit	1,411,203	19	1,467,583	20	1,505,521	20	1,650,281	22	1,772,429	24
Total deposits	$7,485,747	100%	$7,381,259	100%	$7,298,686	100%	$7,445,396	100%	$7,451,906	100%

CAPITAL

Tangible book value per common share increased to $16.43 at March 31, 2014 compared to $15.57 a year ago primarily due to retained net income less dividends. Our regulatory capital ratios remain strong. MB Financial Bank, N.A. was categorized as “well capitalized” at March 31, 2014 under the Prompt Corrective Action (“PCA”) provisions.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the pending Taylor Capital merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to, customer and employee retention, might be greater than expected; (2) the possibility that the requisite regulatory approvals for the pending Taylor Capital merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses; (4) results of examinations by the Office of Comptroller of Currency, the Board of Governors of the Federal Reserve System and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Dollars in thousands)

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
ASSETS
Cash and due from banks	$268,803	$205,193	$215,017	$152,302	$131,146
Interest earning deposits with banks	244,819	268,266	41,700	280,618	108,885
Total cash and cash equivalents	513,622	473,459	256,717	432,920	240,031
Federal funds sold	7,500	42,950	47,500	7,500	—
Investment securities:
Securities available for sale, at fair value	1,082,050	1,118,912	1,090,123	1,645,672	1,812,169
Securities held to maturity, at amortized cost	1,188,692	1,182,533	1,193,544	536,434	517,785
Non-marketable securities - FHLB and FRB Stock	51,432	51,417	50,870	50,870	52,434
Total investment securities	2,322,174	2,352,862	2,334,537	2,232,976	2,382,388
Loans held for sale	802	629	1,120	2,528	3,030
Loans:
Total loans, excluding covered loans	5,394,638	5,476,831	5,313,235	5,359,631	5,306,879
Covered loans	173,677	235,720	273,497	308,556	400,789
Total loans	5,568,315	5,712,551	5,586,732	5,668,187	5,707,668
Less: Allowance for loan losses	106,752	111,746	118,031	123,685	121,802
Net loans	5,461,563	5,600,805	5,468,701	5,544,502	5,585,866
Lease investments, net	122,589	131,089	112,491	113,958	117,744
Premises and equipment, net	221,711	221,065	220,574	219,783	219,662
Cash surrender value of life insurance	131,008	130,181	129,332	130,565	129,723
Goodwill	423,369	423,369	423,369	423,369	423,369
Other intangibles	22,188	23,428	24,917	26,430	27,968
Other real estate owned, net	20,928	23,289	31,356	32,993	31,462
Other real estate owned related to FDIC transactions	22,682	20,472	24,792	19,014	20,011
FDIC indemnification asset	8,055	11,675	11,074	16,337	29,197
Other assets	159,112	186,154	171,138	166,784	175,379
Total assets	$9,437,303	$9,641,427	$9,257,618	$9,369,659	$9,385,830
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$2,435,868	$2,375,863	$2,269,367	$2,230,384	$2,067,310
Interest bearing	5,049,879	5,005,396	5,029,319	5,215,012	5,384,596
Total deposits	7,485,747	7,381,259	7,298,686	7,445,396	7,451,906
Short-term borrowings	189,872	493,389	240,600	230,547	224,379
Long-term borrowings	65,664	62,159	62,428	62,786	64,019
Junior subordinated notes issued to capital trusts	152,065	152,065	152,065	152,065	152,065
Accrued expenses and other liabilities	200,175	225,873	194,371	182,784	198,658
Total liabilities	8,093,523	8,314,745	7,948,150	8,073,578	8,091,027
Stockholders' Equity
Common stock	553	551	551	550	550
Additional paid-in capital	740,245	738,053	736,294	736,281	734,057
Retained earnings	595,301	581,998	564,779	547,116	527,332
Accumulated other comprehensive income	10,362	8,383	9,918	14,231	34,928
Treasury stock	(4,132)	(3,747)	(3,525)	(3,558)	(3,529)
Controlling interest stockholders' equity	1,342,329	1,325,238	1,308,017	1,294,620	1,293,338
Noncontrolling interest	1,451	1,444	1,451	1,461	1,465
Total stockholders' equity	1,343,780	1,326,682	1,309,468	1,296,081	1,294,803
Total liabilities and stockholders' equity	$9,437,303	$9,641,427	$9,257,618	$9,369,659	$9,385,830

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

	1Q14	4Q13	3Q13	2Q13	1Q13
Interest income:
Loans	$56,244	$58,053	$60,115	$59,581	$60,793
Investment securities:
Taxable	8,146	7,334	6,330	6,280	6,140
Nontaxable	8,067	8,166	8,175	8,163	8,060
Federal funds sold	5	6	7	2	—
Other interest earning accounts	113	270	193	92	135
Total interest income	72,575	73,829	74,820	74,118	75,128
Interest expense:
Deposits	3,769	3,966	4,433	5,132	5,709
Short-term borrowings	100	227	112	116	167
Long-term borrowings and junior subordinated notes	1,378	1,373	1,367	1,390	1,567
Total interest expense	5,247	5,566	5,912	6,638	7,443
Net interest income	67,328	68,263	68,908	67,480	67,685
Provision for credit losses	1,150	(3,000)	(3,304)	500	—
Net interest income after provision for credit losses	66,178	71,263	72,212	66,980	67,685
Non-interest income:
Capital markets and international banking service fees	978	841	972	939	808
Commercial deposit and treasury management fees	7,144	6,545	6,327	6,029	5,966
Lease financing, net	13,196	15,808	14,070	15,102	16,263
Trust and asset management fees	5,207	4,975	4,799	4,874	4,494
Card fees	2,701	2,838	2,745	2,735	2,695
Loan service fees	965	1,214	1,427	1,911	1,011
Consumer and other deposit service fees	2,935	3,481	3,648	3,593	3,246
Brokerage fees	1,325	1,227	1,289	1,234	1,157
Net gain (loss) on securities available for sale	317	(15)	1	14	(1)
Increase in cash surrender value of life insurance	827	848	851	842	844
Net gain (loss) on sale of other assets	7	(323)	—	—	—
Accretion of FDIC indemnification asset	31	35	64	100	143
Net gain on sale of loans	59	342	177	506	639
Other operating income	920	1,229	1,337	1,060	1,438
Total non-interest income	36,612	39,045	37,707	38,939	38,703
Non-interest expense:
Salaries and employee benefits	44,377	45,517	44,918	43,909	43,514
Occupancy and equipment expense	9,592	9,269	8,797	9,408	9,404
Computer services and telecommunication expense	5,084	5,509	4,870	4,617	3,887
Advertising and marketing expense	2,081	2,085	1,917	2,167	2,103
Professional and legal expense	1,779	3,057	3,102	1,353	1,295
Other intangible amortization expense	1,240	1,489	1,513	1,538	1,544
Net loss (gain) recognized on other real estate owned	187	(634)	791	(2,015)	330
Other real estate expense, net	396	175	240	193	139
Other operating expenses	11,311	10,174	10,117	9,083	9,213
Total non-interest expense	76,047	76,641	76,265	70,253	71,429
Income before income taxes	26,743	33,667	33,654	35,666	34,959
Income tax expense	6,774	9,811	9,254	10,373	10,053
Net income	$19,969	$23,856	$24,400	$25,293	$24,906

	1Q14	4Q13	3Q13	2Q13	1Q13
Common share data:
Basic earnings per common share	$0.37	$0.44	$0.45	$0.46	$0.46
Diluted earnings per common share	0.36	0.43	0.44	0.46	0.46
Weighted average common shares outstanding for basic earnings per common share	54,639,951	54,622,584	54,565,089	54,436,043	54,411,806
Weighted average common shares outstanding for diluted earnings per common share	55,265,188	55,237,160	55,130,653	54,868,075	54,736,644

Selected Financial Data:
	1Q14	4Q13	3Q13	2Q13	1Q13
Performance Ratios:
Annualized return on average assets	0.86%	0.99%	1.05%	1.09%	1.07%
Annualized return on average equity	6.07	7.19	7.46	7.82	7.89
Annualized cash return on average tangible equity(1)	9.39	11.23	11.74	12.31	12.53
Net interest rate spread	3.51	3.37	3.52	3.46	3.44
Cost of funds(2)	0.27	0.27	0.30	0.34	0.38
Efficiency ratio(3)	66.67	67.12	65.11	64.26	63.10
Annualized net non-interest expense to average assets(4)	1.58	1.52	1.52	1.42	1.37
Core non-interest income to revenues (5)	33.41	34.68	33.51	35.01	34.56
Net interest margin	3.36	3.23	3.37	3.33	3.32
Tax equivalent effect	0.28	0.27	0.29	0.28	0.27
Net interest margin - fully tax equivalent basis(6)	3.64	3.50	3.66	3.61	3.59
Loans to deposits	74.39	77.39	76.54	76.13	76.59
Asset Quality Ratios:
Non-performing loans(7) to total loans	2.13%	1.87%	1.83%	2.03%	2.00%
Non-performing assets(7) to total assets	1.49	1.36	1.45	1.59	1.56
Allowance for loan losses to non-performing loans(7)	89.88	104.87	115.21	107.32	106.88
Allowance for loan losses to total loans	1.92	1.96	2.11	2.18	2.13
Net loan charge-offs (recoveries) to average loans (annualized)	0.45	0.23	0.18	(0.02)	0.25
Capital Ratios:
Tangible equity to tangible assets(8)	10.07%	9.65%	9.87%	9.58%	9.54%
Tangible common equity to risk weighted assets(9)	13.82	13.27	13.40	13.23	13.29
Book value per common share(10)	$24.37	$24.14	$23.82	$23.63	$23.63
Less: goodwill and other intangible assets, net of benefit, per common share	7.94	7.98	7.99	8.03	8.06
Tangible book value per common share(11)	$16.43	$16.16	$15.83	$15.60	$15.57

Total capital (to risk-weighted assets)	17.09%	16.53%	16.70%	16.48%	16.22%
Tier 1 capital (to risk-weighted assets)	15.84	15.28	15.44	15.22	14.96
Tier 1 capital (to average assets)	11.65	11.22	11.39	11.19	10.74
Tier 1 common capital (to risk-weighted assets)	13.59	13.07	13.17	12.94	12.66

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible equity (average equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(3)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.

(10)	Equals total ending stockholders’ equity divided by common shares outstanding.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and net gains and losses on other real estate owned, merger-related expenses, loss on low-income housing investment and increase in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding net gains and losses on other real estate owned, merger-related expenses, loss on low-income housing investment and increase in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes. The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—First Quarter Results.”

The following table presents a reconciliation of tangible equity to equity (in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Stockholders' equity - as reported	$1,343,780	$1,326,682	$1,309,468	$1,296,081	$1,294,803
Less: goodwill	423,369	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	14,422	15,228	16,196	17,180	18,179
Tangible equity	$905,989	$888,085	$869,903	$855,532	$853,255

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Total assets - as reported	$9,437,303	$9,641,427	$9,257,618	$9,369,659	$9,385,830
Less: goodwill	423,369	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	14,422	15,228	16,196	17,180	18,179
Tangible assets	$8,999,512	$9,202,830	$8,818,053	$8,929,110	$8,944,282

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

	1Q14	4Q13	3Q13	2Q13	1Q13
Average common stockholders' equity - as reported	$1,335,223	$1,315,804	$1,297,498	$1,297,364	$1,280,921
Less: average goodwill	423,369	423,369	423,369	423,369	423,369
Less: average other intangible assets, net of tax benefit	14,758	15,647	16,620	17,605	18,611
Average tangible common equity	$897,096	$876,788	$857,509	$856,390	$838,941

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

	1Q14	4Q13	3Q13	2Q13	1Q13
Net income available to common stockholders - as reported	$19,969	$23,856	$24,400	$25,293	$24,906
Add: other intangible amortization expense, net of tax benefit	806	968	983	1,000	1,004
Net cash flow available to common stockholders	$20,775	$24,824	$25,383	$26,293	$25,910

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (in thousands):

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Tier 1 capital - as reported	$1,038,600	$1,022,512	$1,002,883	$983,997	$960,803
Less: qualifying trust preferred securities	147,500	147,500	147,500	147,500	147,500
Tier 1 common capital	$891,100	$875,012	$855,383	$836,497	$813,303

Efficiency Ratio Calculation (Dollars in Thousands)

	1Q14	4Q13	3Q13	2Q13	1Q13
Non-interest expense	$76,047	$76,641	$76,265	$70,253	$71,429
Less net loss (gain) on other real estate owned	187	(634)	791	(2,015)	330
Less merger related expenses	680	724	1,759	—	—
Less loss on low-income housing investment	2,028	—	—	—	—
Less increase in market value of assets held in trust for deferred compensation	152	588	459	21	483
Non-interest expense - as adjusted	$73,000	$75,963	$73,256	$72,247	$70,616

Net interest income	$67,328	$68,263	$68,908	$67,480	$67,685
Tax equivalent adjustment	5,581	5,655	5,905	5,594	5,555
Net interest income on a fully tax equivalent basis	72,909	73,918	74,813	73,074	73,240
Plus non-interest income	36,612	39,045	37,707	38,939	38,703
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	445	457	458	454	454
Less net gain (loss) on investment securities	317	(15)	1	14	(1)
Less net gain (loss) on sale of other assets	7	(323)	—	—	—
Less increase in market value of assets held in trust for deferred compensation	152	588	459	21	483
Net interest income plus non-interest income - as adjusted	$109,490	$113,170	$112,518	$112,432	$111,915

Efficiency ratio	66.67%	67.12%	65.11%	64.26%	63.10%
Efficiency ratio (without adjustments)	73.16%	71.42%	71.53%	66.02%	67.14%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	1Q14	4Q13	3Q13	2Q13	1Q13
Non-interest expense	$76,047	$76,641	$76,265	$70,253	$71,429
Less net loss (gain) on other real estate owned	187	(634)	791	(2,015)	330
Less merger related expenses	680	724	1,759	—	—
Less loss on low-income housing investment	2,028	—	—	—	—
Less increase in market value of assets held in trust for deferred compensation	152	588	459	21	483
Non-interest expense - as adjusted	73,000	75,963	73,256	72,247	70,616

Non-interest income	36,612	39,045	37,707	38,939	38,703
Less net gain (loss) on investment securities	317	(15)	1	14	(1)
Less net gain (loss) on sale of other assets	7	(323)	—	—	—
Less increase in market value of assets held in trust for deferred compensation	152	588	459	21	483
Non-interest income - as adjusted	36,136	38,795	37,247	38,904	38,221
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	445	457	458	454	454
Net non-interest expense	$36,419	$36,711	$35,551	$32,889	$31,941

Average assets	$9,367,942	$9,567,388	$9,261,291	$9,289,382	$9,449,588

Annualized net non-interest expense to average assets	1.58%	1.52%	1.52%	1.42%	1.37%

Annualized net non-interest expense to average assets (without adjustments)	1.71%	1.56%	1.65%	1.35%	1.40%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

	1Q14	4Q13	3Q13	2Q13	1Q13
Non-interest income	$36,612	$39,045	$37,707	$38,939	$38,703
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	445	457	458	454	454
Less net gain (loss) on investment securities	317	(15)	1	14	(1)
Less net gain (loss) on sale of other assets	7	(323)	—	—	—
Less increase in market value of assets held in trust for deferred compensation	152	588	459	21	483
Non-interest income - as adjusted	$36,581	$39,252	$37,705	$39,358	$38,675

Net interest income	$67,328	$68,263	$68,908	$67,480	$67,685
Tax equivalent adjustment	5,581	5,655	5,905	5,594	5,555
Net interest income on a fully tax equivalent basis	72,909	73,918	74,813	73,074	73,240
Plus non-interest income	36,612	39,045	37,707	38,939	38,703
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	445	457	458	454	454
Less net gain (loss) on investment securities	317	(15)	1	14	(1)
Less net gain (loss) on sale of other assets	7	(323)	—	—	—
Less increase in market value of assets held in trust for deferred compensation	152	588	459	21	483
Total revenue - as adjusted and on a fully tax equivalent basis	$109,490	$113,170	$112,518	$112,432	$111,915

Total revenue - unadjusted	$103,940	$107,308	$106,615	$106,419	$106,388

Core non-interest income to revenues ratio	33.41%	34.68%	33.51%	35.01%	34.56%

Core non-interest income to revenues ratio (without adjustments)	35.22%	36.39%	35.37%	36.59%	36.38%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	1Q14			1Q13			4Q13
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,232,562	$12,312	4.00%	$1,205,903	12,559	4.17%	$1,167,924	$12,080	4.05%
Commercial loans collateralized by assignment of lease payments	1,479,998	14,319	3.87	1,300,818	12,799	3.94	1,468,257	14,087	3.84
Real estate commercial	1,631,041	17,332	4.25	1,730,051	20,744	4.80	1,629,270	17,908	4.30
Real estate construction	140,920	1,278	3.63	113,573	1,120	3.94	141,041	1,402	3.89
Total commercial related credits	4,484,521	45,241	4.04	4,350,345	47,222	4.34	4,406,492	45,477	4.04
Other loans
Real estate residential	311,760	2,992	3.84	317,779	3,285	4.13	316,573	3,018	3.81
Home equity	263,283	2,712	4.18	298,061	3,190	4.34	271,898	2,925	4.27
Indirect	263,510	3,391	5.22	212,153	3,022	5.78	260,918	3,455	5.25
Consumer loans	62,616	676	4.38	70,364	607	3.50	60,054	629	4.16
Total other loans	901,169	9,771	4.40	898,357	10,104	4.56	909,443	10,027	4.37
Total loans, excluding covered loans	5,385,690	55,012	4.14	5,248,702	57,326	4.43	5,315,935	55,504	4.14
Covered loans	221,481	2,470	4.52	424,688	4,682	4.47	258,094	3,808	5.85
Total loans	5,607,171	57,482	4.16	5,673,390	62,008	4.43	5,574,029	59,312	4.22
Taxable investment securities	1,384,371	8,146	2.35	1,484,300	6,140	1.65	1,421,135	7,335	2.06
Investment securities exempt from federal income taxes (3)	935,863	12,410	5.30	911,742	12,400	5.44	943,298	12,561	5.33
Federal funds sold	5,889	5	0.34	—	—	—	8,251	6	0.28
Other interest earning deposits	187,049	113	0.25	197,057	135	0.28	436,158	270	0.25
Total interest earning assets	$8,120,343	$78,156	3.90	$8,266,489	$80,683	3.96	$8,382,871	$79,484	3.76
Non-interest earning assets	1,247,599			1,183,099			1,184,517
Total assets	$9,367,942			$9,449,588			$9,567,388
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,727,620	$848	0.13%	$2,737,494	$927	0.14%	$2,685,343	$861	0.13%
Savings accounts	862,197	109	0.05	822,214	136	0.07	848,734	137	0.06
Certificates of deposit	1,210,189	1,174	0.40	1,512,600	2,397	0.66	1,250,049	1,256	0.40
Customer repurchase agreements	190,466	96	0.20	181,658	98	0.22	216,504	114	0.21
Total core funding	4,990,472	2,227	0.18	5,253,966	3,558	0.27	5,000,630	2,368	0.19
Wholesale funding:
Brokered accounts (includes fee expense)	223,926	1,638	2.97	294,295	2,249	3.10	229,635	1,712	2.96
Other borrowings	231,805	1,382	2.38	259,135	1,636	2.53	466,508	1,486	1.25
Total wholesale funding	455,731	3,020	2.38	553,430	3,885	2.52	696,143	3,198	1.68
Total interest bearing liabilities	$5,446,203	$5,247	0.39	$5,807,396	$7,443	0.52	$5,696,773	$5,566	0.39
Non-interest bearing deposits	2,372,866			2,145,058			2,352,901
Other non-interest bearing liabilities	213,650			216,213			201,910
Stockholders' equity	1,335,223			1,280,921			1,315,804
Total liabilities and stockholders' equity	$9,367,942			$9,449,588			$9,567,388
Net interest income/interest rate spread (4)		$72,909	3.51%		$73,240	3.44%		$73,918	3.37%
Taxable equivalent adjustment		5,581			5,555			5,655
Net interest income, as reported		$67,328			$67,685			$68,263
Net interest margin (5)			3.36%			3.32%			3.23%
Tax equivalent effect			0.28%			0.27%			0.27%
Net interest margin on a fully tax equivalent basis (5)			3.64%			3.59%			3.50%

(1)	Non-accrual loans are included in average loans.

(2)
Interest income includes amortization of deferred loan origination costs of $55 thousand for the three months ended March 31, 2014 and deferred loan origination fees of $981 thousand and $956 thousand for the three months ended March 31, 2013 and December 31, 2013, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.